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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ZOMAX INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1833089 (I.R.S. Employer Identification Number)

5353 Nathan Lane
Plymouth, MN 55442
(Address of Principal Executive Office and Zip Code)

1996 Employee Stock Purchase Plan
(Full Title of the Plan)

James T. Anderson
Chief Executive Officer
Zomax Incorporated
5353 Nathan Lane N.
Plymouth, MN 55442
(763) 553-9300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Melodie R. Rose
Fredrikson & Byron, P.A.
1100 International Centre
Minneapolis, Minnesota 55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase Common Stock under the 1996 Employee Stock Purchase Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 1996 Employee Stock Purchase Plan	2,000,000 shares	$5.52	$11,040,000.00	$1,015.68

TOTAL:				$1,015.68

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)
Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on May 10, 2002.

        The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1996 Employee Stock Purchase Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 333-06145, are incorporated herein by reference.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 14th day of May, 2002.

ZOMAX INCORPORATED (the "Registrant")
By	/s/ JAMES T. ANDERSON James T. Anderson Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

        Each of the undersigned constitutes and appoints James T. Anderson and John Gelp his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Zomax Incorporated relating to the Company's 1996 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JAMES T. ANDERSON James T. Anderson	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 14, 2002
/s/ ANTHONY ANGELINI Anthony Angelini	President, Chief Operating Officer and Director	May 14, 2002
/s/ JOHN GELP John Gelp	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	May 14, 2002
/s/ PHILLIP T. LEVIN Phillip T. Levin	Director	May 14, 2002
/s/ ROBERT EZRILOV Robert Ezrilov	Director	May 14, 2002
/s/ HOWARD P. LISZT Howard P. Liszt	Director	May 14, 2002
/s/ JANICE OZZELLO WILCOX Janice Ozzello Wilcox	Director	May 14, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ZOMAX INCORPORATED

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion and Consent of counsel re securities under the 1996 Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of independent accountants
24	Power of attorney (See Signature Page)

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SIGNATURES
EXHIBIT INDEX